Exhibit 21
SUBSIDIARIES OF THE PROGRESSIVE CORPORATION

Jurisdiction
Name of Subsidiary	of Incorporation
ARX Holding Corp.	Delaware
American Strategic Insurance Corp.	Florida
Ark Royal Underwriters, LLC	Florida
ASI Assurance Corp.	Florida
ASI Home Insurance Corp.	Florida
ASI Lloyds, Inc.	Texas
ASI Preferred Insurance Corp.	Florida
ASI Select Auto Insurance Corp.	California
ASI Select Insurance Corp.	Delaware
ASI Underwriters Corp.	Florida
ASI Underwriters of Texas, Inc.	Texas
Progressive Property Insurance Company	Florida
PropertyPlus Insurance Agency, Inc.	Delaware
Sunshine Security Insurance Agency, Inc.	Florida
Drive Insurance Holdings, Inc.	Delaware
Drive New Jersey Insurance Company	New Jersey
Progressive American Insurance Company	Ohio
Progressive Bayside Insurance Company	Ohio
Progressive Casualty Insurance Company	Ohio
PC Investment Company	Delaware
Progressive Gulf Insurance Company	Ohio
Progressive Specialty Insurance Company	Ohio
Trussville/Cahaba, AL, LLC	Ohio
Progressive Classic Insurance Company	Wisconsin
Progressive Commercial Advantage Agency, Inc.	Ohio
Progressive Commercial Casualty Company	Ohio
Progressive Freedom Insurance Company	Ohio
Progressive Hawaii Insurance Corp.	Ohio
Progressive Michigan Insurance Company	Michigan
Progressive Mountain Insurance Company	Ohio
Progressive Northern Insurance Company	Wisconsin
Progressive Northwestern Insurance Company	Ohio
Progressive Preferred Insurance Company	Ohio
Progressive Security Insurance Company	Louisiana
Progressive Southeastern Insurance Company	Indiana
Progressive West Insurance Company	Ohio
Garden Sun Insurance Services, Inc.	Hawaii
Pacific Motor Club	California
ProgNY Agency, Inc.	New York
Progressive Adjusting Company, Inc.	Ohio

Jurisdiction
Name of Subsidiary	of Incorporation
Progressive Capital Management Corp.	New York
Progressive Commercial Holdings, Inc.	Delaware
Artisan and Truckers Casualty Company	Wisconsin
Blue Hill Specialty Insurance Company, Inc.	Illinois
National Continental Insurance Company	New York
Progressive Express Insurance Company	Ohio
Protective Insurance Corporation	Indiana
B&L Brokerage Services, Inc.	Indiana
Transport Specialty Insurance Agency, Inc.	Michigan
B&L Insurance, Ltd.	Bermuda
B&L Management Inc.	Delaware
Protective Insurance Company	Indiana
Protective Specialty Insurance Company	Indiana
Sagamore Insurance Company	Indiana
United Financial Casualty Company	Ohio
Progressive Direct Holdings, Inc.	Delaware
Mountain Laurel Assurance Company	Ohio
Progressive Advanced Insurance Company	Ohio
Progressive Advantage Agency, Inc.	Ohio
Progressive Auto Pro Insurance Agency, Inc.	Florida
Progressive Choice Insurance Company	Ohio
Progressive Direct Insurance Company	Ohio
Gadsden, AL, LLC	Ohio
Progressive Garden State Insurance Company	New Jersey
Progressive Marathon Insurance Company	Michigan
Progressive Max Insurance Company	Ohio
Progressive Paloverde Insurance Company	Indiana
Progressive Premier Insurance Company of Illinois	Ohio
Progressive Select Insurance Company	Ohio
Progressive Universal Insurance Company	Wisconsin
Progressive Innovation Co.	Delaware
Progressive Investment Company, Inc.	Delaware
Progressive Life Insurance Company	Ohio
Progressive Premium Budget, Inc.	Ohio
Progressive RSC, Inc.	Ohio
Progressive Vehicle Service Company	Ohio
Village Transport Corp.	Delaware
Wilson Mills Land Co.	Ohio
358 Ventures, Inc.	Ohio